                       DiVall Income Properties 3, L.P.

                                QUARTERLY NEWS


A publication of The Provo Group, Inc.                      FIRST QUARTER 2000


A New Buyer?

Management was successful in finding an interested purchaser for DiVall Income Properties 3, L.P., ("DiVall 3"). We spent the first couple months of this year negotiating a contract with the new buyer. On March 9th a contract was mailed out. Unfortunately, we have yet to receive a fully executed contract, but we remain optimistic and continue to work with the buyer to resolve contract issues in light of the new Hardee's circumstances (see below).

Very recently we were contacted by Hardee's Food Systems. They indicated to us that they are undergoing a major re-franchising program. However, the Hardee's property located in Oak Creek will not be participating in the program, and in fact, they will be closing this location. The Partnership is fortunate that we re-negotiated all of the Hardee's Leases in 1996. At that time, the Hardee's sales were beginning to decline and the Franchisee was struggling to meet the rent obligations. We agreed to draw up new Lease agreements with Hardee's Corporate instead of the Franchisee rationalizing fixed rent in exchange for the guarantee of a financially sound Corporation. Therefore, although this location is closing, the corporate office understands they are liable for all future rent charges and has the financial strength to stay in good standing.

We have contacted the buyer with this new information, but we have no idea how they will respond to the Oak Creek Hardee's going "dark". We don't think it warrants a price modification due to the corporate guarantee.


Distribution Highlights

 .    7.43% (approx.) annualized return from operations and other sources based on $3,500,000 (estimated net asset value as of December 31, 1999).

 .    $65,000 total amount distributed for the First Quarter 2000 which was consistent with projections.

 .    $3.80 per unit (approx.) for the First Quarter 2000 from cash flow from operations.

 .    $694.00 to $533.00 range of distributions per unit from the first unit sold
                                                                 -----
     to the last unit sold before the offering closed (April 1992),
            ----
     respectively. [NOTE: Distributions are from both cash flow from operations
                                                 ----
     and "net" cash activity from financing and investing activities.]

Page 2                        DiVall 3                           1 Q 00

Advisory Board

Please help me in welcoming the new Advisory Board members. They are as follows:

 .    Jesse Small (Representing DiVall Insured Income Properties 2, L.P.).  Mr.
     -----------
     Small is the President of a small Accounting Firm. In addition to being a CPA, he has a Master's Degree in Economics.

 .    Albert Kramer (Representing DiVall Income Properties 3, L.P.).  Mr. Kramer
     -------------
     is now retired, but previously worked as Tax Litigation Manager for Phillips Petroleum Company. His education includes undergraduate and MBA degrees from Harvard and a J.D. degree from South Texas College of Law.

 .    William Arnold (Representing the Broker/Dealer community).  Mr. Arnold
     --------------
     works as a financial planner and investment advisor at his company, Arnold & Company. Mr. Arnold graduated with a Master's Degree from the University of Wisconsin and is a Certified Financial Planner. He indicates on his nomination form, "I am committed to providing those investors ("DiVall") the best possible outcome given the fraud that has occurred."

Additionally, Mr. Richard Otte will continue to serve on the Board on an interim basis, to assure continuity of Board knowledge.

                      ----------------------------------

Statements of Income and Cash Flow Highlights

 .    Revenues were consistent with the budget.

 .    There was a 3% increase in "total" expenses from projections.

 .    The increase in expenses is primarily due to legal fees related to the anticipated liquidation of the Partnership. This is offset by budgeted printing costs which were not incurred this quarter.


                              Property Highlights

                                   Vacancies
                                   ---------
              .    There were no vacancies as of March 31, 2000.

                                 Delinquencies
                                 -------------
 .    Applebee's (Pittsburgh, PA) was delinquent at March 31, 2000 in the amount of $12,733.76.

          This amount was for 1999 percentage rents, and the balance was paid in full in April.

Page 3                    DiVall 3                  1 Q 00


Questions & Answers

1.   What is the net unit value as of December 31, 1999?

     We have estimated the net unit value of each interest of the Partnership to approximate $200.00 at December 31, 1999.

2.   When can I expect my next distribution mailing?

     Your distribution correspondence for the Second Quarter of 2000 is scheduled to be mailed on August 15, 2000.



     For questions or additional information, please contact Investor Relations at:
                      1-800-547-7686  or  1-816-421-7444
               All written inquiries may be mailed or faxed to:
                             The Provo Group, Inc.
                       101 West 11th Street, Suite 1110
                          Kansas City, Missouri 64105
                              (FAX 816-221-2130)
                       E-Mail:  jbiggs@theprovogroup.com

--------------------------------------------------------------------------------

                        DIVALL INCOME PROPERTIES 3 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000

--------------------------------------------------------------------------------------------------------------------------------
                                                                              PROJECTED               ACTUAL         VARIANCE
                                                                         -------------------------------------------------------
                                                                                 1ST              1ST
                                                                               QUARTER          QUARTER              BETTER
  OPERATING REVENUES                                                           3/31/00          3/31/00              (WORSE)
                                                                             ----------       ----------         ----------
    Rental income                                                              $105,450         $102,485            ($2,965)
    Interest income                                                               5,640            6,148                508
    Other income                                                                      0            1,610              1,610
                                                                             ----------       ----------         ----------
  TOTAL OPERATING REVENUES                                                     $111,090         $110,243           ($   847)
                                                                             ----------       ----------         ----------
  OPERATING EXPENSES
    Insurance                                                                  $    717         $    729           ($    12)
    Management fees                                                              16,411           16,531               (120)
    Overhead allowance                                                            1,338            1,339                 (1)
    Advisory Board                                                                4,300            4,545               (245)
    Administrative                                                                7,797            3,997              3,800
    Professional services                                                         2,375            2,272                103
    Auditing                                                                      9,650            9,266                384
    Legal                                                                         1,800            4,659             (2,859)
    Defaulted tenants                                                               900                0                900
                                                                             ----------       ----------         ----------
  TOTAL OPERATING EXPENSES                                                     $ 45,288         $ 43,338            $ 1,950
                                                                             ----------       ----------         ----------
  INVESTIGATION AND RESTORATION EXPENSES                                       $      0         $     64           ($    64)
                                                                             ----------       ----------         ----------
  NON-OPERATING EXPENSES
    Depreciation                                                               $ 16,323         $ 16,323            $     0
    Amortization                                                                    447              446                  1
                                                                             ----------       ----------         ----------
  TOTAL NON-OPERATING EXPENSES                                                 $ 16,770         $ 16,769            $     1
                                                                             ----------       ----------         ----------
  TOTAL EXPENSES                                                               $ 62,058         $ 60,171            $ 1,887
                                                                             ----------       ----------         ----------
  NET INCOME                                                                   $ 49,032         $ 50,072            $ 1,040

  OPERATING CASH RECONCILIATION:                                                                                 VARIANCE
                                                                                                                -----------
    Depreciation and amortization                                                16,770           16,769                 (1)
    Recovery of amounts previously written off                                        0           (1,610)            (1,610)
    (Increase) Decrease in current assets                                         7,889           (2,511)           (10,400)
    Increase (Decrease) in current liabilities                                   (1,945)           2,517              4,462
    (Increase) Decrease in cash reserved for payables                             1,749              500             (1,249)
    Advance from/(to) future cash flows for current distributions                (8,825)          (3,825)             5,000
                                                                             ----------       ----------         ----------
  Net Cash Provided From Operating Activities                                  $ 64,670         $ 61,912           ($ 2,758)
                                                                             ----------       ----------         ----------
CASH FLOWS FROM (USED IN) INVESTING
    AND FINANCING ACTIVITIES
    Recoveries from former general partners                                           0            1,610              1,610
                                                                             ----------       ----------         ----------
  Net Cash Provided from Investing And Financing
    Activities                                                                 $      0         $  1,610            $ 1,610
                                                                             ----------       ----------         ----------

  Total Cash Flow For Quarter                                                  $ 64,670         $ 63,522           ($ 1,148)

  Cash Balance Beginning of Period                                              245,980          257,291             11,311
  Less 4th quarter distributions paid 2/00                                      (40,000)         (50,000)           (10,000)
  Change in cash reserved for payables or distributions                           7,076            3,325             (3,751)
                                                                             ----------       ----------         ----------
  Cash Balance End of Period                                                   $277,726         $274,138           ($ 3,588)

  Cash reserved for 1st quarter L.P. distributions                              (65,000)         (65,000)                 0
  Cash advanced from (reserved for) future distributions                         (8,825)          (3,825)             5,000
  Cash reserved for payment of payables                                         (21,251)         (72,000)           (50,749)
                                                                             ----------       ----------         ----------
  Unrestricted Cash Balance End of Period                                      $182,650         $133,313           ($49,337)
                                                                             ==========       ==========         ==========
--------------------------------------------------------------------------------------------------------------------------------
                                                                              PROJECTED          ACTUAL           VARIANCE
                                                                           -----------------------------------------------------
* Quarterly Distribution                                                       $ 65,000         $ 65,000            $     0
  Mailing Date                                                                 5/15/00        (enclosed)                  -
--------------------------------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.

                                          DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
                                                       2000 PROPERTY SUMMARY
                                                  AND RELATED ESTIMATED RECEIPTS
PORTFOLIO   (Note 1)

                                                              ----------------------------------------------------
                                                                                     REAL ESTATE
                                                              ----------------------------------------------------
                                                                                       ANNUAL
                                                                                        BASE                 %
---------------------------------------------------------
CONCEPT                    LOCATION                                  COST               RENT               YIELD
---------------------------------------------------------     ----------------------------------------------------
APPLEBEE'S                 PITTSBURGH, PA                             891,333            116,040             13.02%
    "                            "

DENNY'S                    CO SPRINGS, CO                             580,183             77,460             13.35%
DENNY'S                    ENGLEWOOD, CO                              213,211             35,880             16.83%

HARDEE'S    (3)            ST. FRANCIS, WI                          1,194,381             92,000              7.70%
    "                            "

HARDEE'S    (3)            OAK CREEK, WI                            1,341,906             88,000              6.56%
    "                            "

---------------------------------------------------------     ----------------------------------------------------

---------------------------------------------------------     ----------------------------------------------------
PORTFOLIO TOTALS (6 Properties)                                     4,221,014            409,380              9.70%
---------------------------------------------------------     ----------------------------------------------------

-----------------------------------------------------------             -------------------------------------
                      EQUIPMENT                                                          TOTALS
-----------------------------------------------------------             -------------------------------------
   LEASE                          ANNUAL
 EXPIRATION                       LEASE                %                                 ANNUAL         %
   DATE           COST           RECEIPTS           RETURN                   COST       RECEIPTS      RETURN
-----------------------------------------------------------             -------------------------------------
                   290,469                             0.00%                1,239,896     116,040        9.36%
                    58,094                             0.00%

                   210,976              0              0.00%                  791,159      77,460        9.79%
                   210,976                             0.00%                  424,187      35,880        8.46%

        (2)        369,688              0              0.00%                1,648,569      92,000        5.58%
        (2)         84,500              0              0.00%

        (2)        482,078              0              0.00%                1,929,472      88,000        4.56%
        (2)        105,488              0              0.00%

-----------------------------------------------------------             -------------------------------------

-----------------------------------------------------------             -------------------------------------
                 1,812,269              0              0.00%                6,033,283     409,380        6.79%
-----------------------------------------------------------             -------------------------------------

Note 1: This property summary includes only current property and equipment held by the Partnership.
        Equipment lease receipts shown include a return of capital.
     2: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases.
     3: These leases were assumed by Hardee's Food Systems at rental rates lower than those stated in the original leases.